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                                                                    Exhibit 21.1
                                                                    ------------


                      RESOLUTION PERFORMANCE PRODUCTS INC.
                           LIST OF SUBSIDIARIES AND
                    STATES OF INCORPORATION OR ORGANIZATION
                    ---------------------------------------


COMPANY NAME                               JURISDICTION OF
------------                               ---------------
INCORPORATION/ORGANIZATION
--------------------------

Resolution Performance Products LLC  (1)                         Delaware
RPP Capital Corporation (2)                                      Delaware
Resolution Holdings B.V. (2)                                     The Netherlands
Resolution Nederland B.V. (3)                                    The Netherlands
Resolution Iberica Performance Products S.A. (3)                 Spain
Resolution Deutschland GmbH (3)                                  Germany
Resolution Research Nederland B.V. (3)                           The Netherlands
Resolution Japan K.K. (3)                                        Japan
Resolution Performance Products South Africa (Pty) Ltd (3)       South Africa
Resolution Italia S.R.L. (3)                                     Italy
Resolution France SAS (3)                                        France
Resolution (UK) Performance Products Limited (3)                 U.K.
Resolution Research Belgium S.A. (3)                             Belgium
Resolution Performance Products (Pte) Limited (3)                Singapore
Resolution Australia Pty Ltd (3)                                 Australia
Resolution Belgium S.A. (3)                                      Belgium
Resolution Switzerland S.A. (3)                                  Switzerland
Resolution Sverige AB (3)                                        Sweden

___________________________

(1) Owned by Resolution Performance Products Inc.
(2) Owned by Resolution Performance Products LLC
(3) Owned by Resolution Holding B.V.